UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
AB PRIVATE LENDING FUND
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AB PRIVATE LENDING FUND

405 Colorado Street, Suite 1500

Austin, Texas 78701

August 8, 2025

Dear Shareholder:

You are cordially invited to attend the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of AB Private Lending Fund (the “Fund,” “we,” “us” or “our”) to be held on September 16, 2025, at 12:45 p.m. (ET). The Annual Meeting will be conducted as a virtual meeting hosted by means of a live audio webcast. The Annual Meeting can be accessed on the above date and time, and you or your proxyholder can participate in and vote at the virtual Annual Meeting by registering at www.proxydocs.com/AV and using the control number included with this proxy statement.

At the Annual Meeting, you will be asked to consider and vote upon proposals relating to:

(i) the re-election of J. Brent Humphries to serve for a three-year term expiring at the 2028 annual meeting of shareholders and until his successor is duly elected and qualified;

(ii) the re-election of Terry Sebastian to serve for a three-year term expiring at the 2028 annual meeting of shareholders and until his successor is duly elected and qualified; and

(iii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Fund’s independent registered public accounting firm for 2025.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement include additional information relating to the foregoing items.

To be admitted to the Annual Meeting and vote your Shares, you must register in advance at www.proxydocs.com/AV and provide the control number as described in the proxy card included with this proxy statement. Upon completing your registration, you will receive further instructions via email, including unique links to access the Annual Meeting and to submit questions in advance of the Annual Meeting. You may vote by proxy in advance of the Annual Meeting via the Internet by visiting www.proxydocs.com/AV and entering the control number found on the proxy card. If you have any questions, including with registration for attendance at the Annual Meeting, or need assistance voting, please call our proxy solicitor, Mediant Communications Inc., which we refer to as “Mediant,” at (888) 706-0515. Mediant will have technicians ready to assist shareholders with any difficulties accessing the Annual Meeting. If you encounter any difficulties accessing or participating in the Annual Meeting following registration, please call the technical support number that will be listed in the Annual Meeting access email that pre-registered shareholders will receive approximately one hour prior to the start of the Annual Meeting.

Your vote is extremely important to us. If you will not attend the Annual Meeting, we urge you to sign, date and promptly return the enclosed proxy card in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States.

On behalf of the Board of Trustees, we thank you for your continued support of the Fund.

Sincerely,

/s/ J. Brent Humphries
J. Brent Humphries
President and Chief Executive Officer of AB Private Lending Fund

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE TO CAST YOUR VOTE AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT.

AB PRIVATE LENDING FUND

405 Colorado Street, Suite 1500

Austin, Texas 78701

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS

Date:	September 16, 2025

Time:	12:45 p.m. (ET)

Place:	The Annual Meeting will be conducted solely virtually, via live audio webcast, and you or your proxyholder can participate in and vote at the virtual Annual Meeting by registering at www.proxydocs.com/AV and using the number included with this proxy statement.

Record Date:	July 29, 2025. Only shareholders of record as of the close of business on the record date are entitled to notice of, to attend and to vote at the Annual Meeting.

Items of Business:

•  To consider and vote upon a proposal to re-elect J. Brent Humphries for a three-year term expiring at the 2028 meeting of shareholders and until his successor is duly elected and qualified.

•  To consider and vote upon a proposal to re-elect Terry Sebastian for a three-year term expiring at the 2028 meeting of shareholders and until his successor is duly elected and qualified.

•  To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Fund’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Proxy Voting:

Important. Please vote your Shares promptly to ensure the presence of a quorum at the Annual Meeting. Voting your shares now via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card or voting instruction form will save the expenses and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting, as your proxy is revocable at your option. Proxies may be revoked at any time before they are exercised by submitting a written notice of revocation or a subsequently executed proxy, or by attending the Annual Meeting and voting thereat.

For Assistance. If you have any questions, including with registration for attendance at the Annual Meeting, or need assistance voting, please call Mediant at (888) 706-0515. Mediant will have technicians ready to assist shareholders with any difficulties accessing the Annual Meeting. If you encounter any difficulties accessing or participating in the Annual Meeting following registration, please call the technical support number that will be listed in the Annual Meeting access email that pre-registered shareholders will receive approximately one hour prior to the start of the Annual Meeting.

THE BOARD OF TRUSTEES, INCLUDING EACH OF THE INDEPENDENT TRUSTEES, UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING.

Important notice regarding the availability of proxy materials for the Annual Meeting. The Fund’s Proxy Statement, the proxy card, and the Annual Report to Shareholders are available at www.proxydocs.com/AV. Please note that if you plan to join the Annual Meeting, you must register in advance and provide the control number as described in the proxy card included with this proxy statement. Upon completing your registration, you will receive further instructions via email, including unique links to access the Annual Meeting and to submit questions in advance of the Annual Meeting.

1

Your vote is extremely important to us. If you will not attend the Annual Meeting, we urge you to sign, date and promptly return the enclosed proxy card in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States. You may also vote easily and quickly by internet or by telephone. In the event there are not sufficient votes for a quorum or to approve the proposal at the time of the Annual Meeting, the Annual Meeting may be postponed or adjourned in order to permit further solicitation of proxies by the Fund.

By Order of the Board of Trustees,

/s/ Leon Hirth
Leon Hirth Secretary

2

AB PRIVATE LENDING FUND

405 Colorado Street, Suite 1500

Austin, Texas 78701

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

September 16, 2025

AB PRIVATE LENDING FUND, which we refer to as the “Fund,” “we,” “us” or “our,” has made these proxy materials available to you on the Internet or has delivered printed versions of these materials to you by mail in connection with the solicitation of proxies by the board of trustees of the Fund, which we refer to as the “Board,” for use at the 2025 Annual Meeting of Shareholders, which we refer to as the “Annual Meeting,” to be held virtually on September 16, 2025, at 12:45 p.m. Eastern Time, and any postponements or adjournments thereof. We intend to hold our annual meeting via live audio webcast, and you or your proxyholder can participate in and vote at the virtual Annual Meeting by registering in advance at www.proxydocs.com/AV and providing the control number as described in the proxy card included with this proxy statement. Upon completing your registration, you will receive further instructions via email, including unique links to access the Annual Meeting and to submit questions in advance of the Annual Meeting. You are invited to attend the Annual Meeting and requested to vote on the proposals described in this proxy statement. If you have any questions, including with registration for attendance at the Annual Meeting, or need assistance voting, please call Mediant at (888) 706-0515. Mediant will have technicians ready to assist shareholders with any difficulties accessing the Annual Meeting. If you encounter any difficulties accessing or participating in the Annual Meeting following registration, please call the technical support number that will be listed in the Annual Meeting access email that pre-registered shareholders will receive approximately one hour prior to the start of the Annual Meeting.

The Fund’s proxy materials for the Annual Meeting, including this proxy statement, the Notice of 2025 Annual Meeting of Shareholders, which we refer to as the “Notice of Annual Meeting,” and the Fund’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which we refer to as the “Annual Report,” as filed with the U.S. Securities and Exchange Commission, which we refer to as the “SEC,” on March 31, 2025, were first sent or made available to shareholders on or about August 8, 2025.

Items of Business

All properly executed proxies representing Class I common shares of beneficial interest, which we refer to as “Class I Shares,” Class D common shares of beneficial interest, which we refer to as “Class D Shares” and Class S common shares of beneficial interest, which we refer to as “Class S Shares” and, together with the Class I Shares and the Class D Shares, the “Shares,” of the Fund received prior to the Annual Meeting will be voted in accordance with the instructions marked thereon. If no specification is made, the Shares will be voted FOR:

(i) the proposal to re-elect J. Brent Humphries for a three-year term expiring at the 2028 meeting of shareholders and until his successor is duly elected and qualified;

(ii) the proposal to re-elect Terry Sebastian for a three-year term expiring at the 2028 meeting of shareholders and until his successor is duly elected and qualified; and

(iii) the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Fund’s independent registered public accounting firm for 2025, which we refer to as the “Accountant Proposal.”

Record Date

Only shareholders of record as of the close of business on July 29, 2025, which we refer to as the “Record Date,” are entitled to notice of, to attend and to vote at, the Annual Meeting and any postponements or adjournments thereof. As of the Record Date, there were 5,431,293.17 issued and outstanding Shares held by six (6) holders of record.

Proxy and Voting Procedures

Shareholders are entitled to one vote for each Share held, and may vote at the Annual Meeting or by proxy in accordance with the instructions provided below.

Your vote is important. By authorizing a proxy promptly, the expense of a second mailing and/or additional solicitations by other means, including in person and by telephone, facsimile, and email may be avoided.

Voting by Shareholders of Record

You are considered the shareholder of record with respect to Shares registered directly in your name with the Fund’s transfer agent, AllianceBernstein Investor Services, Inc., which we refer to as the “Transfer Agent,” and the Notice of Annual Meeting and other proxy materials were furnished directly to you by the Fund. As a shareholder of record, there are four ways to vote:

•

Via the Internet. You may vote by proxy via the Internet by visiting www.proxydocs.com/AV and entering the control number found on the proxy card. After inputting the control number, you may direct your proxy how to vote on each proposal. You will have an opportunity to review your directions and make any necessary changes before submitting your directions.

•

By Telephone. If you receive or request printed copies of the proxy materials by mail, you will receive a proxy card; and you may vote by proxy by calling the toll free number and entering the control number located on the proxy card. After inputting the control number, you may direct your proxy how to vote on each proposal. You will have an opportunity to review your directions and make any necessary changes before submitting your directions.

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By Mail. If you receive or request printed copies of the proxy materials by mail, you will receive a proxy card; and you may vote by proxy by filling out the enclosed proxy card and returning it in the envelope provided. Allow sufficient time for your proxy card to be timely received prior to the cut-off time.

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At the Annual Meeting. To be admitted to the Annual Meeting and vote your Shares during the Annual Meeting, you must register in advance and provide the control number as described in the proxy card included in this proxy statement. Upon completing your registration, you will receive further instructions via email, including unique links to access the Annual Meeting, to vote your shares at the Annual Meeting and to submit questions in advance of the Annual Meeting. If you have any questions, including with registration for attendance at the Annual Meeting, or need assistance voting, please call Mediant at (888) 706-0515. Mediant will have technicians ready to assist shareholders with any difficulties accessing the Annual Meeting. If you encounter any difficulties accessing or participating in the Annual Meeting following registration, please call the technical support number that will be listed in the Annual Meeting access email that pre-registered shareholders will receive approximately one hour prior to the start of the Annual Meeting.

Quorum; Adjournments

The presence at the Annual Meeting or by proxy of shareholders holding at least fifty percent (50%) of the outstanding Shares (without regard to class or series) will constitute a quorum for the transaction of business at the Annual Meeting. Accordingly, your Shares will be counted for purposes of determining if there is a quorum if you:

•	Are entitled to vote and you are present at the Annual Meeting; or

•	Have properly voted by proxy via the Internet, by telephone or by mail.

If a quorum is not present, the chairperson of the Annual Meeting or the shareholders entitled to vote at such meeting may adjourn the Annual Meeting from time to time to a date not more than 120 days after the Record

Date without further notice, other than announcement at the Annual Meeting, to solicit additional proxies. The persons named as proxies will vote those proxies “FOR” such adjournment. Any business that might have been transacted at the Annual Meeting if a quorum were present that was included in the notice sent to shareholders may be transacted at any adjournment of the Annual Meeting.

Vote Required; Effect of Abstentions

Approval of Trustee Election Proposals. Each trustee nominee in an uncontested election will be elected by a plurality of all the votes cast at the Annual Meeting, provided that a quorum is present. Abstentions and broker non-votes will not count as votes cast and will therefore have no effect on the election of Messrs. Humphries and Sebastian, other than that any such Shares will be counted for purposes of determining if there is a quorum.

Approval of Accountant Proposal. The affirmative vote of a majority of the votes cast at the Annual Meeting, provided that a quorum is present, is necessary for approval of the Accountant Proposal. Abstentions will not count as votes cast and will therefore have no effect on the Accountant Proposal. Because brokers will have discretionary authority to vote for the ratification of the appointment of the Fund’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the Shares, there will not be any broker non-votes with respect to the Accountant Proposal.

Shareholders of Record. If you are a shareholder of record, your properly executed proxy received prior to the Annual Meeting, and not duly revoked, will be voted in accordance with your instructions marked thereon. However, if you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your Shares in the manner recommended by the Board on all matters presented in this proxy statement. With respect to any other business that may be properly presented for a vote at the Annual Meeting, the proxy holders will vote your Shares in such manner as they may determine in their discretion.

Householding

The Fund combines mailings for multiple accounts going to a single household by delivering to that address, in a single envelope, a copy of the documents (annual reports, prospectuses, proxy statements, etc.) or other communications for all accounts who have consented or are deemed to have consented to receiving such communications in such manner in accordance with the rules promulgated by the SEC. If you are part of a household that has received only one copy of this proxy statement, the Fund will deliver promptly a separate copy of this proxy statement to you upon written or oral request. To receive a separate copy of this proxy statement, please contact the Fund by calling 212-969-1000, or by mail to the Fund’s offices at AB Private Lending Fund, c/o AB Private Credit Investors LLC, 501 Commerce Street, Nashville, TN 37203, Attention: Secretary.

Revocation of Proxies

You may revoke your proxy and change your vote before the proxies are voted at the Annual Meeting. You may change your vote using the Internet or telephone methods described herein prior to the applicable cutoff time before the Annual Meeting, in which case only your latest Internet or telephone proxy will be counted. Alternatively, you may revoke your proxy and change your vote by signing and returning a new proxy dated as of a later date, or by attending and voting at the Annual Meeting. However, your attendance at the Annual Meeting will not automatically revoke your proxy, unless you properly vote at the Annual Meeting, or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Fund prior to the Annual Meeting at the following address: AB Private Lending Fund, c/o AB Private Credit Investors LLC, 501 Commerce Street, Nashville, TN 37203, Attention: Secretary.

Announcement of Voting Results

Preliminary voting results regarding the Fund will be announced at the Annual Meeting. Final voting results regarding the Fund will be published in a current report on Form 8-K within four business days after the date of the Annual Meeting.

Information Regarding this Solicitation

The Fund is paying all costs associated with the solicitation of proxies for the Annual Meeting. The Fund has retained Mediant to assist in the solicitation of proxies at a cost that the Fund anticipates will not exceed $50,000.

In addition to the solicitation of proxies by mail, proxies may be solicited by other means, including, in person and by telephone, facsimile, and email, by Mediant and/or by Trustees, officers and employees of the Fund, AB Private Credit Investors LLC, which we refer to as the “Adviser,” AllianceBernstein L.P., which we refer to as “AB,” and/or affiliates of the Adviser and AB, none of whom will receive any additional compensation for their services.

Notice of Internet Availability of Proxy Materials

In accordance with SEC regulations, the Fund has made this proxy statement, the Notice of Annual Meeting and the Annual Report available to shareholders on the Internet. Shareholders may (i) access and review the Fund’s proxy materials, (ii) authorize their proxies, as described in “Proxy and Voting Procedures,” below, and/or (iii) elect to receive future proxy materials by electronic delivery, via the Internet address provided below:

This Proxy Statement, the Notice of Annual Meeting and the Fund’s Annual Report are available at www.proxydocs.com/AV.

Electronic Delivery of Proxy Materials

Pursuant to the rules adopted by the SEC, the Fund furnishes proxy materials by email to those shareholders who have elected to receive their proxy materials electronically. While the Fund encourages shareholders to take advantage of electronic delivery of proxy materials, which helps to reduce the environmental impact of annual meetings and the cost associated with the physical printing and mailing of materials, shareholders who have elected to receive proxy materials electronically by email may request a printed set of proxy materials. Instructions on how to request a printed set of the proxy materials are provided in the section entitled “Proxy and Voting Procedures.”

Where to Obtain More Information

The Fund makes available to its shareholders free of charge on its website its Annual Report as soon as reasonably practicable after the Fund electronically files the Annual Report with the SEC. A copy of the Fund’s Annual Report will be furnished to shareholders, without exhibits, at no charge, upon written request to the Fund’s offices at: AB Private Lending Fund, c/o AB Private Credit Investors LLC, 501 Commerce Street, Nashville, TN 37203, Attention: Secretary. Upon payment of a reasonable fee, shareholders may also obtain a copy of the exhibits to the Fund’s Annual Report.

TRUSTEES, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Board Purpose and Structure

Our business and affairs are managed under the direction of the Board. The Board is divided into three classes of trustees serving staggered three-year terms and consists of five members, three of whom are not “interested persons” of the Fund, the Adviser or their respective affiliates under Section 2(a)(19) of the Investment Company Act of 1940, as amended, which we refer to as the “1940 Act.” We refer to these individuals as our “Independent Trustees.” The Board elects our officers, who serve at the discretion of the Board. The responsibilities of the Board include quarterly determinations of fair value of our assets, corporate governance activities, oversight of our financing arrangements and oversight of our investment activities. Oversight of our investment activities extends to oversight of the risk management processes employed by the Adviser as part of its day-to-day management of our investment activities. The Board reviews risk management processes at both regular and special Board meetings throughout the year, consulting with appropriate representatives of the Adviser as necessary and periodically requesting the production of risk management reports or presentations. The goal of the Board’s risk oversight function is to ensure that the risks associated with our investment activities are accurately identified, thoroughly investigated and responsibly addressed. Shareholders should note, however, that the Board’s oversight function cannot eliminate all risks or ensure that particular events do not adversely affect the value of investments.

Our Board has established an Audit Committee and a Nominating and Corporate Governance Committee, and may establish additional committees from time to time as necessary. The scope of the responsibilities assigned to each of these committees is discussed in greater detail below. J. Brent Humphries, an “interested person” of the Fund, serves as Chairman of our Board and as President and Chief Executive Officer of the Fund. We believe that Mr. Humphries’ history with the Adviser as its President and Chairman of the Investment Committee and his extensive knowledge of and experience in the financial services industry qualify him to serve as the Chairman of our Board. Our view is that we are best served through this existing leadership structure, as Mr. Humphries’ relationship with the Adviser provides an effective bridge and encourages an open dialogue between management and the Board, ensuring that both groups act with a common purpose.

Our Board does not have a lead Independent Trustee. We are aware of the potential conflicts that may arise when a non-Independent Trustee is Chairman of our Board, but believe these potential conflicts are offset by our strong corporate governance practices. Our corporate governance practices include regular meetings of the Independent Trustees in executive session without the presence of interested trustees and management, and the establishment of an Audit Committee and a Nominating and Corporate Governance Committee, each of which is comprised solely of Independent Trustees.

Board Meetings and Attendance

During 2024, including both regularly scheduled and special meetings, the Board met a total of three times, the Audit Committee met a total of three times and the Nominating and Corporate Governance Committee met a total of two times. During 2024, none of the Fund’s Trustees attended fewer than 75% of the meetings of the Board. Additionally, in 2024, 100% of the members of the Audit Committee attended all of the meetings of such committee and 100% of the members of the Nominating and Corporate Governance Committee attended all of the meetings of such committee. During each meeting of the Audit Committee, the Audit Committee met privately with the Fund’s independent registered public accounting firm. All trustees are expected to attend at least 75% of the aggregate number of meetings of the Board and of the respective committees on which they serve. The Fund requires each trustee to make a diligent effort to attend all Board and committee meetings. The Fund does not have a formal policy regarding trustee attendance at an annual meeting of shareholders.

Board of Trustees and Executive Officers

Trustees

Under our Second Amended and Restated Declaration of Trust, our trustees are divided into three classes. At each annual meeting, trustees are elected for staggered terms of three years, with the term of office of only one of these three classes of trustees expiring each year. Each trustee will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualified. Information regarding our Board is as follows:

Name	Age	Position(s) held with the Fund	Trustee Since	Expiration of Term	Principal Occupation(s) During the Past Five Years	Other Directorships/ Trusteeships Held During the Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee(1)

Interested Trustees

J. Brent Humphries	57	President, Chief Executive Officer and Chairman of the Board	2024	2025	Senior Vice President of AllianceBernstein L.P. (2014 – Present); President and Chairman of AB Private Credit Investors Corporation (2016 – Present); President of AB Private Credit Investors LLC (Adviser) (2016 –Present)	Director of AB Private Credit Investors Corporation (2016 – Present)	2

Matthew Bass	46	Interested Trustee	2024	2026	Head of Private Alternatives for AllianceBernstein L.P. (2010 – Present)	Trustee of AB CarVal Credit Opportunities Fund (2023 – Present); Director of AB Private Credit Investors Corporation (2016 – Present)	3

Independent Trustees

John G. Jordan	54	Trustee	2024	2026	Independent Consultant (2016 –Present); Managing Member of Viaje 254, LLC (2018 – Present); Managing Member of	Advisory Board Member of LBJ Family Partnership (2021 – Present); Advisory Board Member of LBJ Family Wealth Advisors, Ltd. (2015 –2021);	3

Name	Age	Position(s) held with the Fund	Trustee Since	Expiration of Term	Principal Occupation(s) During the Past Five Years	Other Directorships/ Trusteeships Held During the Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee(1)
					Evans 254, LLC (2018 – 2023); Managing Member of 2FiveFour, LLC (2018 – Present); Chief Financial Officer of woombikes USA, LLC (2019 – 2021); Trustee of AB CarVal Credit Opportunities Fund (2023 – Present); Director of AB Private Credit Investors Corporation (2016 – Present)	Member of the Finance Committee of Texas Tribune, Inc. (2019 – Present); Trustee of AB CarVal Credit Opportunities Fund (2023 – Present); Director of AB Private Credit Investors Corporation (2016 – Present)

Richard S. Pontin	71	Trustee	2024	2027	Advisor to private equity and venture capital companies and entrepreneurs (2001 – Present)	Trustee of AB CarVal Credit Opportunities Fund (2023 – Present); Director of AB Private Credit Investors Corporation (2016 – Present)	3

Terry Sebastian	57	Trustee	2024	2025	Operating Partner at Lake Pacific Partners (2000 – Present); Chairman of Innovative Freeze Dried Food, LLC (2019 – Present); Chief Executive Officer of Savannah Food	Member of the Advisory Board at Lake Pacific Partners, LLC (2000 – Present); Chairman of Innovative Freeze Dried Food (2019 –Present); Board Member of JR Short (2019 – Present);	3

Name	Age	Position(s) held with the Fund	Trustee Since	Expiration of Term	Principal Occupation(s) During the Past Five Years	Other Directorships/ Trusteeships Held During the Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee(1)
					Company (2024 – Present)	Trustee of AB CarVal Credit Opportunities Fund (2023 – Present); Director of AB Private Credit Investors Corporation (2016 – Present)

(1)

“Fund Complex” is defined to include registered investment companies that hold themselves out to investors as related companies for purposes of investment and investor services, or registered investment companies advised by the Fund’s Adviser, or that have an investment adviser that is an affiliated person of any other fund in the fund complex. Therefore, the Fund Complex consists of the Fund, AB Private Credit Investors Corporation and AB CarVal Credit Opportunities Fund.

The address for each of our trustees is c/o AB Private Lending Fund, 405 Colorado Street, Suite 1500, Austin, Texas 78701.

Executive Officers Who Are Not Trustees

Name	Age	Position
Jennifer Friedland	51	Chief Compliance Officer
Wesley Raper	47	Chief Financial Officer

The address for each executive officer is c/o AB Private Lending Fund, 405 Colorado Street, Suite 1500, Austin, Texas 78701. Each officer holds office at the pleasure of the Board until the next election of officers and until his or her successor is duly elected and qualified.

Biographical Information

Trustees

Our trustees have been divided into two groups — interested trustees and Independent Trustees. An interested trustee is an “interested person” as defined in Section 2(a)(19) of the 1940 Act.

Interested Trustees

J. Brent Humphries is the Fund’s President and Chief Executive Officer. He has also served as the President and Chairman of AB Private Credit Investors Corporation since 2016 and the President of the Adviser since 2014, which is responsible for all investment decisions for the Fund. Brent Humphries joined AB in 2014 as a founding member and President of the Adviser, where he has primary responsibility for overseeing all aspects of the business, including chairing the investment committee, fundraising, investor relations, investment originations, structuring and underwriting, as well as ongoing portfolio management and compliance. He previously held the same position with Barclays Private Credit Partners LLC. Prior to joining Barclays, Humphries served as group head, generalist financial sponsor coverage for the Goldman Sachs Specialty Lending Group, and later led its structured private equity initiative. Before that, he served as a partner and managing director of the Texas Growth Fund and TGF Management Corp., a middle-market private equity fund and investment advisor, respectively. Humphries previously worked in leveraged finance with NationsBank and J.P. Morgan, and as a financial analyst with Exxon. He holds a B.B.A. in finance with an emphasis in accounting from the University of Oklahoma and an M.B.A. from the Harvard Business School. We believe that Mr. Humphries’ experience in middle market corporate credit is a significant competitive advantage for the Fund.

Matthew Bass is Head of Private Alternatives and a member of AB’s Operating Committee, and he has served as a trustee of AB CarVal Credit Opportunities Fund since 2023 and as a director of AB Private Credit Investors Corporation since 2016. As head of AB’s Private Alternatives strategic business unit, he is responsible for the leadership and strategic growth of the business, which includes all of AB’s private market investment strategies. Previously, Bass held various roles in the firm’s Alternatives business (including as head of Alternatives and Multi-Asset Business Development, and COO), where he was responsible for business strategy, sourcing of new investment teams, product development and capital raising. Prior to joining the firm in 2010, Bass was a program director at the United States Department of the Treasury, responsible for the design and implementation of various real estate and real estate capital-markets programs pursuant to the Troubled Asset Relief Program. Before that, he was a vice president at The Blackstone Group’s GSO Capital Partners unit. Bass began his career in the Financial Institutions Investment Banking Group at UBS. He holds a B.S. in Finance from Lehigh University. Mr. Bass has been a trustee of the Fund since 2024 and was selected as a trustee because of his prior leadership experience, significant investment knowledge and financial expertise.

Independent Trustees

John G. Jordan has served as a trustee of AB CarVal Credit Opportunities Fund since 2023, and as a director of AB Private Credit Investors Corporation since 2016. Mr. Jordan is President and a member of the Board of Directors of All Tune and Lube Holding, LLC, an automotive services franchisor. He is an Advisory Board Member of LBJ Family Partnership, a position he has held since 2021 and since 2018 a managing member of various closely held real estate and operating businesses. He has also been a member of the Finance Committee of Texas Tribune, Inc. since 2019. He was Chief Financial Officer of woombikes USA, LLC from 2019 to 2021 and an Advisory Board Member of LBJ Family Wealth Advisors from 2015 through 2021. From 2000 to 2015 he was President and a member of the Board of Directors of BusinesSuites, LP, which he grew into one of the largest regional coworking operators in North America. Mr. Jordan also served as the Treasurer and a member of the Board of Directors of Preferred Office Network, LLC from 2010 through 2015, and as a member of various non-profit entities. Prior to 2000, he held positions in finance and business development in financial services and technology firms. Mr. Jordan holds a B.B.A. and an M.B.A. from The University of Texas at Austin, where he was also a part-time lecturer in Entrepreneurial Finance from 2000 to 2006. Mr. Jordan has been an Independent Trustee of the Fund since 2024 and was selected as one of our Independent Trustees because of his prior board experience and financial expertise.

Richard S. Pontin has served as a trustee of AB CarVal Credit Opportunities Fund since 2023 and as a director of AB Private Credit Investors Corporation since 2016. From 2007 to 2017, he served as a member of the Board of Directors and audit committee of Tangoe, a leading provider of information Technology and telecom asset and financial management services for global enterprises. He previously served as Executive Chairman of Tangoe from 2007 to 2009 and as Chief Executive Officer and a member of the Board of Directors of its predecessor company, TRAQ Wireless, from 2004 to 2007. Mr. Pontin was a member of the Board of Directors and the Compensation Committee of PlumChoice Inc. from 2010 to 2018. Since 2002 Mr. Pontin has also been an advisor to private equity and venture capital companies and entrepreneurs. He has advised several firms, focusing on corporate strategy, business planning, competitive analysis, M&A due diligence, KPI/metric implementation, product planning, and interim Chief Executive Officer Management. Mr. Pontin was an Executive Partner at Teakwood Capital from 2011 to 2015. Between 2002 and 2011 Mr. Pontin served as the Chief Executive Officer of each of Airclic, Inc., Airband Communications, and Ionex Telecom. Prior to 2002, he served as President and Chief Operating Officer of Broadwing Communications and President and Chief Operating Officer of Cincinnati

Bell, Inc., and held various positions at Nextel Communications, Bell South, MCI Communications, AT&T and Marion Laboratories. Mr. Pontin holds a B.S. in Biological Science and an M.B.A. from Drexel University, and is a member of the National Association of Corporate Directors, where he was recognized as the 2015 Governance Fellow for Excellence in Board Management and Governance. Mr. Pontin has been an Independent Trustee of the Fund since 2024, and was selected as one of our Independent Trustees because of his financial expertise and his significant leadership, corporate governance, management and advisory experience.

Terry Sebastian has served as a trustee of AB CarVal Credit Opportunities Fund since 2023 and as a director of AB Private Credit Investors Corporation, since 2016. Mr. Sebastian is an Operating Partner with Lake Pacific Partners, a private equity investment firm based in Chicago, IL focused on investments in the food sector where he has been involved since 2000. At Lake Pacific, he has also served as a member of the investment committee, a board member or a senior executive in several portfolio companies including Innovative Freeze Dried Foods from 2019 to Present, Cal Pacific Specialty Foods from 2009 to 2017, Maxi Holdings from 2002 to 2011, Gladson from 2005 to 2011 and Teepak Holdings from 2001 to 2008. Since 2019, he has served as Chairman of Innovative Freeze Dried Foods. Beginning in January 2024, he has served as Chief Executive Officer of the Savannah Food Company. Prior to Lake Pacific, Mr. Sebastian was a senior vice president at Natural Nutrition Group from 1996 to 1999 and an executive at McCain Foods from 1993 to 1994. He began his career as a management consultant at Booz, Allen & Hamilton. Mr. Sebastian holds an M.B.A. from the Harvard Business School and a B.B.A. with High Honors from the University of Texas at Austin. From 2009 to 2011, he was an instructor at the Lundquist College of Business at the University of Oregon. Mr. Sebastian has been an Independent Trustee of the Fund since 2024 and was selected as one of the Fund’s Independent Trustees because of his prior board and management experience.

Executive Officers Who Are Not Trustees

Jennifer Friedland, the Fund’s Chief Compliance Officer, joined AB in 2020. Since 2020, Ms. Friedland has served as Vice President and Director of Subadvisory Fund Compliance for sub-advised funds of AB. Ms. Friedland has also served as the Chief Compliance Officer of AB Private Credit Investors Corporation since 2021 and prior to serving as Chief Compliance Officer, served as AB Private Credit Investors Corporation’s Deputy Chief Compliance Officer, since 2020. Beginning in 2023, Ms. Friedland also serves as the Chief Compliance Officer of the AllianceBernstein and Sanford C. Bernstein funds. Prior to joining AB, Ms. Friedland served as the Chief Compliance Officer of an SEC-registered investment adviser. Ms. Friedland received her J.D. from Southwestern Law School. She received her B.S. from the University of North Carolina – Charlotte.

Wesley Raper, our Chief Financial Officer, joined AB in 2014 as founding member and Chief Operating Officer of the Adviser, where he is involved in strategy and planning, operations, financing, accounting, portfolio analyses, cash management and compliance. He previously held the same role at Barclays Private Credit Partners LLC from 2008 to 2014. Mr. Raper was a vice president in the Information Technology Group at Barclays LLC from 2000 to 2008. He has also been the Chief Financial Officer of AB Private Credit Investors Corporation since 2016. He holds an MEng from the University of Bristol and an M.S. in Finance from the Zicklin School of Business at Baruch College.

Committees of the Board of Trustees

Our Board has established an Audit Committee and a Nominating and Corporate Governance Committee and may establish additional committees in the future. The Fund does not have a compensation committee because its executive officers do not receive any direct compensation from the Fund. All trustees are expected to attend least 75% of the aggregate number of meetings of the Board and of the respective committees on which they serve. The Fund requires each trustee to make a diligent effort to attend all Board and committee meetings.

Audit Committee

The Audit Committee operates pursuant to a charter approved by the Board. The charter sets forth the responsibilities of the Audit Committee. A copy of the Audit Committee’s charter is available to shareholders on the Fund’s website. The primary function of the Audit Committee is to serve as an independent and objective party to assist the Board in selecting, engaging and discharging our independent registered public accounting firm, reviewing the plans, scope and results of the audit engagement with the Fund’s independent registered public accounting firm, approving professional services provided by the Fund’s independent registered public accounting firm (including compensation therefor), reviewing the independence of the Fund’s independent registered public accounting firm and reviewing the adequacy of the Fund’s internal controls over financial reporting. The Audit Committee will also have principal oversight of the valuation process used to establish the Fund’s net asset value, which we refer to as “NAV,” and for the determination of the fair value of each of the Fund’s investments. The members of the Fund’s Audit Committee are Messrs. Jordan, Pontin and Sebastian, each of whom is an Independent Trustee for purposes of the 1940 Act and meet the current independence and experience requirements of Rule 10A-3 of the Exchange Act. Mr. Pontin serves as Chair of the Audit Committee. The Board has determined that Mr. Pontin is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee operates pursuant to a charter approved by the Board. The charter sets forth the responsibilities of the Nominating and Corporate Governance Committee, including making nominations for the appointment or election of Independent Trustees. The Nominating and Corporate Governance Committee also has principal oversight over the process used to approve co- investments for the Fund. A copy of the Nominating and Corporate Governance Committee’s charter is available to shareholders on the Fund’s website. The members of the Nominating and Corporate Governance Committee are Messrs. Jordan, Pontin and Sebastian, each of whom is an Independent Trustee for purposes of the 1940 Act. Mr. Jordan serves as Chair of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee is responsible for assisting the Board in carrying out its responsibilities with respect to governance of the Fund and the selection, nomination, evaluation and compensation of members of the Board in accordance with applicable laws, regulations and industry best practices. The Fund’s Nominating and Corporate Governance Committee may consider nominating an individual recommended by a shareholder for election as a trustee if such shareholder complies with the advance notice provisions of the Fund’s bylaws. Our bylaws provide that a shareholder who wishes to nominate a person for election as a trustee at a meeting of shareholders must deliver written notice to our Corporate Secretary. This notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Exchange Act, and certain other information set forth in the bylaws. In order to be eligible to be a nominee for election as a trustee by a shareholder, such potential nominee must deliver to our Corporate Secretary a written questionnaire providing the requested information about the background and qualifications of such person and a written representation and agreement that such person is not and will not become a party to any voting agreements, any agreement or understanding with any person with respect to any compensation or indemnification in connection with service on the Board, and would be in compliance with all of our publicly disclosed corporate governance, conflict of interest, confidentiality and share ownership and trading policies and guidelines.

The Nominating and Corporate Governance Committee seeks candidates who possess the background, skills and expertise to make a significant contribution to the Board, the Fund and its shareholders. In considering possible candidates for election as a trustee, the Nominating and Corporate Governance Committee may take into account a wide variety of factors, including (but not limited to):

•	the candidate’s knowledge in matters relating to the investment company industry;

•	any experience possessed by the candidate as a director/trustee or senior officer of other public companies;

•	the candidate’s educational background;

•	the candidate’s reputation for high ethical standards and personal and professional integrity;

•	any specific financial, technical or other expertise possessed by the candidate, and the extent to which such expertise would complement the Board’s existing mix of skills and qualifications;

•

the candidate’s perceived ability to contribute to the on-going functions of the Board, including the candidate’s ability and commitment to attend meetings regularly, work collaboratively with other members of the Board and carry out his or her duties in the best interests of the Fund;

•	the candidate’s ability to qualify as an independent trustee for purposes of the 1940 Act and any other standards of independence that may be relevant to the Fund;

•	the extent to which the candidate’s background, skills, and experience would complement the background, skills, and experience of other nominees and contribute to the diversity of the Board; and

•	such other factors as the Nominating and Corporate Governance Committee determines to be relevant in light of the existing composition of the Board and any anticipated vacancies or other factors.

The Nominating and Corporate Governance Committee has not adopted a formal policy with regard to the consideration of diversity in identifying trustee nominees. In determining whether to recommend a trustee nominee, the Nominating and Corporate Governance Committee considers and discusses diversity, among other factors, with a view toward the needs of the Board as a whole. The Nominating and Corporate Governance Committee generally conceptualizes diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities that contribute to the Board, when identifying and recommending trustee nominees. The Nominating and Corporate Governance Committee believes that the inclusion of diversity as one of many factors considered in selecting trustee nominees is consistent with the Nominating and Corporate Governance Committee’s goal of creating a Board that best serves the Fund’s needs and the interests of its shareholders. In addition, as part of the Board’s annual self-assessment, the members of the Nominating and Corporate Governance Committee evaluates the membership of the Board and whether the Board maintains satisfactory policies regarding membership selection.

Communications Between Shareholders and the Board

Shareholders and other interested parties may contact any member (or all members) of the Board by mail. To communicate with the Board, any individual trustees or any group or committee of trustees, correspondence should be addressed to the Board or any such individual trustees or group or committee of trustees by either name or title. All such correspondence should be sent to AB Private Lending Fund, c/o AB Private Credit Investors LLC, 501 Commerce Street, Nashville, TN 37203, Attention: Secretary.

Code of Ethics

The Fund and the Adviser each have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Investment Advisers Act of 1940, as amended, which we refer to as the “Advisers Act,” respectively, that establishes procedures for personal investments and restricts certain transactions by the Fund’s personnel. The code of ethics applies to, among others, the Fund’s senior officers, including its Chief Executive Officer and its Chief Financial Officer, as well as every officer, trustee and employee of the Fund. The Fund’s code of ethics generally does not permit investments by its employees in securities that may be purchased or held by the Fund. Persons subject to this code may invest in securities for their personal investment accounts so long as such investments are made in accordance with the code’s requirements. A copy of the Fund’s code of ethics is available to the Fund’s shareholders on the Fund’s website: www.alliancebernstein.com/corporate/management/corporate-governance.htm.

Insider Trading Policy, Hedging and Speculative Trading and Pledging of Fund Securities

The Fund has adopted an insider trading policy applicable to the Fund’s and the Adviser’s trustees and officers and employees, which is included within the Fund’s code of ethics. The Fund has not adopted any practices or policies regarding the ability of employees (including officers) or trustees of the Fund, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Fund’s equity securities.

Compensation Discussion and Analysis

Executive Compensation

The Fund does not currently have any employees and does not expect to have any employees. Services necessary for the Fund’s business will be provided by individuals who are employees of the Adviser, AB Private Credit Investors LLC in its capacity as the Fund’s administrator, which we refer to as the “Administrator,” or their respective affiliates, pursuant to the terms of the Advisory Agreement (as defined below), the Administration Agreement (as defined below) and the Expense Reimbursement Agreement (as defined below), as applicable. The Fund’s day-to-day investment and administrative operations will be managed by the Adviser and the Administrator. Most of the services necessary for the origination and administration of the Fund’s investment portfolio will be provided by investment professionals employed by the Adviser, the Administrator or their affiliates.

None of the Fund’s executive officers receive direct compensation from the Fund. The Fund may reimburse the Adviser the allocable portion of the compensation paid by the Administrator (or its affiliates) to the Fund’s Chief Compliance Officer and Chief Financial Officer (based on the percentage of time such individuals devote, on an estimated basis, to the Fund’s business and affairs). The Administrator may waive or defer such expenses, including the allocable portion of the compensation paid by the Administrator (or its affiliates).

Compensation of Trustees

No compensation is expected to be paid to the Fund’s trustees who are “interested persons,” as such term is defined in Section 2(a)(19) of the 1940 Act. For fiscal year 2024, each Independent Trustee received an annual retainer of $66,750. In addition, the Chair of the Fund’s Audit Committee received an annual retainer of $5,000. The Fund has obtained trustees’ and officers’ liability insurance on behalf of its trustees and officers. We also reimburse each of the trustees for all reasonable and authorized business expenses in accordance with our policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting and each committee meeting not held concurrently with a board meeting.

The table below sets forth the compensation received by each trustee for the fiscal year ended December 31, 2024 from (i) the Fund and (ii) all of the companies in the Fund Complex. “Fund Complex” is defined to include business development companies and registered investment companies that hold themselves out to investors as related companies for purposes of investment and investor services, or business development companies and registered investment companies advised by the Adviser, or that have an investment adviser that is an affiliated person of any other fund in the fund complex. Therefore, the Fund Complex consists of the Fund, AB Private Credit Investors Corporation and AB CarVal Credit Opportunities Fund. The Fund’s trustees do not receive any retirement benefits from the Fund or any other member of the Fund Complex.

Name of Trustee	Fees Earned or Paid in Cash by the Fund ($)	Total Compensation from the Fund ($)	Total Compensation from the Fund Complex ($)
Interested Trustees
J. Brent Humphries	—	—	—
Matthew Bass	—	—	—

Name of Trustee	Fees Earned or Paid in Cash by the Fund ($)	Total Compensation from the Fund ($)	Total Compensation from the Fund Complex ($)
Independent Trustees
John G. Jordan	$50,063	$66,750	$202,000
Richard S. Pontin	$53,813	$71,750	$204,000
Terry Sebastian	$50,063	$66,750	$190,000

Compensation Committee Report

As described herein, the Fund’s executive officers are not compensated by the Fund. Accordingly, the Fund does not have a compensation committee of the Board. The Nominating and Corporate Governance Committee performs, to the extent that may be required, any duties typically delegated to a compensation committee of a board of trustees. The Nominating and Corporate Governance Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Nominating and Corporate Governance Committee Members:

John G. Jordan, Chairman
Richard S. Pontin
Terry Sebastian

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Fund under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND

RELATED SHAREHOLDER MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 31, 2025, the beneficial ownership of each current trustee, the nominees for trustee, the Fund’s executive officers, each person known to the Fund to beneficially own 5.0% or more of the outstanding Shares, and the executive officers and trustees as a group.

The percentage ownership is based on 5,431,293.17 Shares outstanding as of July 29, 2025. As of such date, there were no Shares subject to warrants or other convertible securities outstanding. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. To the Fund’s knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all Shares beneficially owned. The address for each listed individual is AB Private Lending Fund, c/o AB Private Credit Investors LLC, 405 Colorado Street, Suite 1500, Austin, Texas 78701.

Name of Beneficial Owners	Number of Shares Beneficially Owned	Percent of Class
Interested Trustees
J. Brent Humphries	—	—
Matthew Bass	—	—
Executive Officer
Jennifer Friedland	—	—
Wesley Raper	—	—
Independent Trustees
John G. Jordan	—	—
Richard S. Pontin	—	—
Terry Sebastian	—	—
All Trustees and Executive Officers as a Group(1)	—	—

Owners of 5% or more of our Shares	—	—
Equitable Financial Services LLC(2)	4,400,000	81.01%

(1)	The address for all of the Fund’s officers and trustees is AB Private Lending Fund, c/o AB Private Credit Investors LLC, 405 Colorado Street, Suite 1500, Austin, TX 78701.
(2)

Equitable Financial Services LLC is an indirect wholly owned subsidiary of Equitable Holdings, Inc. The business address for Equitable Financial Services LLC is 1345 Avenue of the Americas, New York, New York 10105.

Dollar Range of Equity Securities Beneficially Owned by Trustees

The following table sets forth, as of July 29, 2024, the dollar range of the Shares beneficially owned by each of the Fund’s trustees. The Fund is not part of a “family of investment companies,” as that term is defined in the 1940 Act.

Name of Trustees	Dollar Range of Equity Securities in the Fund(1)
Interested Trustees
J. Brent Humphries	—
Matthew Bass	—
Independent Trustees
John G. Jordan	—

Name of Trustees	Dollar Range of Equity Securities in the Fund(1)
Richard S. Pontin	—
Terry Sebastian	—

(1)	Dollar ranges are as follows: none, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or over $100,000.

Certain Relationships and Related Transactions

Transactions with Related Persons; Review, Approval or Ratification of Transactions with Related Persons, Policies and Procedures for Managing Conflicts; Co-investment Opportunities

Certain members of the Adviser’s senior investment team and Investment Committee serve, or may serve, as officers, trustees, members or principals of entities that operate in the same or a related line of business as the Fund does, or of investment vehicles managed by the Adviser or AB with similar investment objectives. Similarly, the Adviser may have other clients with similar, different or competing investment objectives. As a result, members of the Adviser’s senior investment team, in their roles at the Adviser, may face conflicts in the allocation of investment opportunities among the Fund and other investment vehicles managed by the Adviser with similar or overlapping investment objectives in a manner that is fair and equitable over time and consistent with the Adviser’s allocation policy. Generally, when a particular investment would be appropriate for the Fund as well as one or more other investment funds, accounts or vehicles managed by the Adviser’s senior investment team, such investment will be apportioned by the Adviser’s senior investment team in accordance with (1) the Adviser’s internal conflict of interest and allocation policies, (2) the requirements of the Advisers Act and (3) certain restrictions under the 1940 Act regarding co-investments with affiliates and consistent with the Order described below. Such apportionment may not be strictly pro rata, depending on the good-faith determination of all relevant factors, including differing investment objectives, diversification considerations and the terms of the Fund’s or the respective governing documents of such investment funds, accounts or investment vehicles. These procedures could, in certain circumstances, limit whether or not a co-investment opportunity is available to the Fund, the timing of acquisitions and dispositions of investments, the price paid or received by the Fund for investments or the size of the investment purchased or sold by the Fund. The Adviser believes that this allocation system is fair and equitable, and consistent with its fiduciary duty to the Fund. In particular, the Fund has disclosed to investors how allocation determinations are made among any investment vehicles managed by the Adviser.

We may co-invest with investment funds, accounts and vehicles managed by the Adviser, where doing so is consistent with the Fund’s investment strategy as well as applicable law and SEC staff interpretations, as well as the exemptive order that the Fund and certain of its affiliates received from the SEC on August 6, 2018, which expands relief previously granted to the Fund on October 11, 2016, and which the Fund refers to as the “Order.” Absent the Order, the Fund’s ability to co-invest would have been more limited. The Order expands the Fund’s ability to co-invest in portfolio companies with Affiliated Funds, which the new exemptive relief defines to include affiliated managed accounts, in a manner consistent with the Fund’s investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors, subject to compliance with the Order. Pursuant to the Order, the Fund is permitted to co-invest with Affiliated Funds if, among other things, a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Fund’s independent trustees make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the transactions, including the consideration to be paid, are reasonable and fair to the Fund and its shareholders and do not involve overreaching in respect of the Fund or its shareholders on the part of any person concerned, and (2) the transaction is consistent with the interests of the Fund’s shareholders and is consistent with the Fund’s investment objective and strategies. The Fund intends to co-invest with Affiliated Funds, subject to the conditions included in the Order.

Advisory Agreement

The Fund entered into an Amended and Restated Investment Advisory Agreement with the Adviser on August 7, 2024, which we refer to as the “Advisory Agreement,” pursuant to which the Adviser manages the Fund on a day-to-day basis. The Adviser is responsible for determining the composition of the Fund’s portfolio, making investment decisions, monitoring the Fund’s investments, performing due diligence on prospective portfolio companies, exercising voting rights in respect of portfolio securities, obtaining and managing financing facilities and other forms of leverage and providing the Fund with such other investment advisory and related services as the Fund may, from time to time, reasonably require for the investment of capital.

The Fund pays the Adviser a fee for its services under the Advisory Agreement consisting of two components, a management fee and an incentive fee. The cost of both the management fee and the incentive fee is ultimately borne by the shareholders.

Prior to the effective date of the Advisory Agreement, the Adviser provided investment advisory services pursuant to an investment advisory agreement between the Fund and the Adviser, initially effective as of April 30, 2024, which we refer to as the “Prior Investment Advisory Agreement.” The terms of the Prior Investment Advisory Agreement are materially identical to the Advisory Agreement. The Prior Investment Advisory Agreement automatically terminated upon the effective date of the Advisory Agreement.

Mr. Humphries, the Fund’s President and Chairman of the Board, is a member of the Adviser’s Investment Committee, and the Fund’s Chief Financial Officer, Wesley Raper, and other members of the senior management and the Investment Committee of the Adviser serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as the Fund does, or of investment funds managed by the Adviser or its affiliates. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in the Fund’s best interest or in the best interest of its investors. The Fund’s investment objective may overlap with the investment objectives or such investment funds, accounts or other investment vehicles. For example, the Adviser concurrently manages accounts that are pursuing an investment strategy similar to the Fund’s strategy, and the Fund may compete with these and other entities managed by affiliates of the Adviser for capital and investment opportunities. As a result, those individuals at the Adviser may face conflicts in the allocation of investment opportunities between the Fund and other investment funds or accounts advised by principals of, or affiliated with, the Adviser.

Sub-Advisory Agreement

On August 7, 2024, the Adviser and AB, which, in its capacity as sub-adviser, we refer to as “AB High Yield,” entered into an Investment Sub-Advisory Agreement, which we refer to as the “Sub-Advisory Agreement,” the terms of which provide AB High Yield with broad delegated authority to oversee the broadly syndicated loan and other liquid investment allocation. The Fund’s broadly syndicated loan and other liquid investments are managed by AB High Yield pursuant to the Sub-Advisory Agreement. The Adviser pays AB High Yield monthly in arrears, 25% of the management fee and 25% of the incentive fees pursuant to the Sub-Advisory Agreement.

Administration Agreement

We have entered into an administration agreement with the Administrator, which we refer to as the “Administration Agreement.” Under the terms of the Administration Agreement, the Administrator provides, or oversees the performance of, administrative and compliance services, including, but not limited to, maintaining financial records, overseeing the calculation of NAV, compliance monitoring (including diligence and oversight of the Fund’s other service providers), preparing reports to shareholders and reports filed with the SEC and other regulators, preparing materials and coordinating meetings of the Board, managing the payment of expenses, the payment and receipt of funds for investments and the performance of administrative and professional services rendered by others and providing office space, equipment and office services. The Fund reimburses the Administrator for the costs and expenses incurred by the Administrator in performing its obligations under the Administration Agreement. The Fund also is liable to reimburse the Administrator for the Fund’s allocable portion of compensation of the Administrator’s personnel, including but not limited to: (i) the Fund’s chief compliance officer, chief financial officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals at the Administrator that perform duties for the Fund; and (iii) any internal audit group personnel of the Administrator or any of its affiliates. The Administrator may defer or waive rights to be reimbursed for the costs and expenses noted above including the Fund’s allocable portion of compensation of the Administrator’s personnel, subject to the limitations described in the Administration Agreement. In addition, pursuant to the terms of the Administration Agreement, the Administrator may delegate its obligations under the Administration Agreement to an affiliate or to a third party and the Fund will reimburse the Administrator for any services performed for the Fund by such affiliate or third party. The Administrator hired a sub-administrator to assist in the provision of administrative services. The sub-administrator receives compensation for its sub-administrative services under a sub-administration agreement.

Costs and expenses of AB Private Credit Investors LLC in its capacity as both the Administrator and the Adviser that are eligible for reimbursement by the Fund are reasonably allocated to the Fund on the basis of time spent, assets under management, usage rates, proportionate holdings, a combination thereof or other reasonable methods determined by the Administrator. The Fund does not reimburse the Administrator for any services for which it receives a separate fee, or for (a) rent, depreciation, utilities, capital equipment or other administrative items and (b) salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any controlling person of the Administrator. The Administrator does not charge the Fund any fees for its services as Administrator.

Managing Dealer Agreement

The Fund entered into a Managing Dealer Agreement, which we refer to as the “Managing Dealer Agreement,” with AllianceBernstein Investments, Inc., which we refer to as the “Managing Dealer,” on August 7, 2024, pursuant to which the Managing Dealer has agreed to, among other things, manage the Fund’s relationships with third-party brokers engaged by the Managing Dealer to participate in the distribution of Shares, which are referred to as “participating brokers,” and financial advisers. The Managing Dealer also coordinates the Fund’s marketing and distribution efforts with participating brokers and their registered representatives with respect to communications related to the terms of the offering, the Fund’s investment strategies, material aspects of the Fund’s operations and subscription procedures. The Adviser may use its management fee revenues, as well as its past profits or its resources from any other source to pay the Managing Dealer for expenses incurred in connection with providing services intended to result in the sale of Shares and/or shareholder support services. The Fund does not pay referral or similar fees to the Managing Dealer or any accountants, attorneys or other persons in connection with the distribution of the Shares.

Under the terms of the Managing Dealer Agreement, the Managing Dealer will serve as the managing dealer for the Fund’s offering on a continuous basis up to $1.0 billion of Shares pursuant to an offering registered with the SEC, which we refer to as the “Offering.” The Managing Dealer will be entitled to receive shareholder servicing and/or distribution fees monthly in arrears at a contractual rate of 0.85% per annum of the aggregate value of the Fund’s net assets attributable to Class S Shares as of the beginning of the first calendar day of the month. The Managing Dealer will be entitled to receive shareholder servicing fees monthly in arrears at a contractual rate of 0.25% per annum of the aggregate value of the Fund’s net assets attributable to Class D Shares as of the beginning of the first calendar day of the month. No shareholder servicing and/or distribution fees will be paid with respect to Class I Shares. The shareholder servicing and/or distribution fees will be paid monthly in arrears. The shareholder servicing and/or distribution fees will be payable to the Managing Dealer, but the Managing Dealer will reallow (pay) all or a portion of the shareholder servicing and/or distribution fees to participating brokers and servicing brokers for ongoing shareholder services performed by such brokers and will waive shareholder servicing and/or distribution fees to the extent a broker is not eligible to receive it for failure to provide such services.

The Managing Dealer will cease receiving the distribution and/or shareholder servicing fee on Class S Shares and Class D Shares upon the earlier to occur of the following: (i) a listing of Class I Shares, (ii) the merger or consolidation of the Fund with or into another entity, or the sale or other disposition of all or substantially all of the Fund’s assets, or (iii) the date following the completion of the primary portion of the Offering on which, in the aggregate, underwriting compensation from all sources in connection with such Offering is equal to 10% of the gross proceeds from such Offering.

In addition, at the end of the month in which the Managing Dealer in conjunction with the transfer agent determines that total transaction or other fees, including upfront placement fees or brokerage commissions, and shareholder servicing and/or distribution fees paid with respect to any single share held in a shareholder’s account would exceed, in the aggregate, 10% of the gross proceeds from the sale of such share (or a lower limit as determined by the Managing Dealer or the applicable broker), the Managing Dealer shall cease receiving the shareholder servicing and/or distribution fee on either (i) each such share that would exceed such limit or (ii) all Class S Shares and Class D Shares in such shareholder’s account. At the end of such month, the applicable distribution Shares in such shareholder’s account will convert into a number of Class I Shares (including any fractional shares), with an equivalent aggregate NAV.

Expense Support and Conditional Reimbursement Agreement

On October 28, 2024, the Fund entered into the Amended and Restated Expense Support and Conditional Reimbursement Agreement, which we refer to as the “Expense Support Agreement,” with the Adviser. Pursuant to the Expense Support Agreement, the Adviser is obligated to advance the Fund’s Operating Expenses (as defined below), each of which we refer to as a “Required Expense Payment,” to the extent that such expenses exceed 1.00% (on an annualized basis) of the Fund’s NAV. Any Required Expense Payment must be paid by the Adviser to the Fund in any combination of cash or other immediately available funds, and/or offset against amounts due from the Fund to the Adviser or its affiliates. For purposes hereof, “Operating Expenses” means all of the Fund’s operating costs and expenses incurred (including organization and offering expenses), as determined in accordance with accounting principles generally accepted in the United States for investment companies, less base management and incentive fees owed to the Adviser, shareholder servicing and/or distribution fees, and borrowing costs.

The Adviser may elect to pay certain additional expenses on the Fund’s behalf, provided that no portion of the payment will be used to pay any interest expense or distribution and/or shareholder servicing fees of the Fund, which we refer to as a “Voluntary Expense Payment.” Any Voluntary Expense Payment that the Adviser has committed to pay must be paid by the Adviser to the Fund in any combination of cash or other immediately available funds no later than forty-five days after such commitment was made in writing, and/or offset against amounts due from the Fund to the Adviser or its affiliates.

Following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Fund’s shareholders based on distributions declared with respect to record dates occurring in such calendar month, the amount of such excess being hereinafter referred to as “Excess Operating Funds,” the Fund shall pay such Excess Operating Funds, or a portion thereof, to the Adviser until such time as all expense payments made by the Adviser to the Fund within three years prior to the last business day of such calendar month have been reimbursed. Any payments required to be made by the Fund shall be referred to herein as a “Reimbursement Payment.” “Available Operating Funds” means the sum of (i) the Fund’s net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) the Fund’s net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to the Fund on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

No Reimbursement Payment for any month shall be made if: (1) the Fund’s Operating Expense Ratio (as defined below) at the time of such Reimbursement Payment is greater than the Operating Expense Ratio at the time the expense payment was made to which such Reimbursement Payment relates, or (2) the Fund’s Operating Expense Ratio exceeds 1.00% (on an annualized basis). The “Operating Expense Ratio” is calculated by dividing Operating Expenses by the Fund’s monthly average net assets.

The Fund’s obligation to make a Reimbursement Payment shall automatically become a liability of the Fund on the last business day of the applicable calendar month, except to the extent the Adviser has waived its right to receive such payment for the applicable month.

As of December 31, 2024, the amount of Expense Payments provided by the Adviser since inception is $4,235,729. The following table reflects the Expense Payments which are no longer subject to reimbursement pursuant to the Expense Agreement:

For the Quarters Ended	Amount of Expense Support	Amount of Reimbursement Payment	Amount of Unreimbursed Expense Support	Effective Rate of Distribution per Share	Reimbursement Eligibility Expiration	Percentage Limit

June 30, 2023	$277,209	$—	$277,209	N/A	June 30, 2026	1.00%
September 30, 2023	186,136	—	186,136	N/A	September 30, 2026	1.00%
December 31, 2023	55,388	—	55,388	N/A	December 31, 2026	1.00%
March 31, 2024	152,538	—	152,538	N/A	March 31, 2027	1.00%
June 30, 2024	1,500,250	—	1,500,250	0.00%	June 30,2027	1.00%
September 30, 2024	994,736	—	994,736	17.92%	September 30, 2027	1.00%
December 31, 2024	1,069,472	—	1,069,472	6.81%	December 31, 2027	1.00%

Total	$4,235,729	$—	$4,235,729

Transfer Agency Agreement

On August 7, 2024, the Fund and the Transfer Agent, an affiliate of the Fund, entered into an agreement pursuant to which the Transfer Agent will provide transfer agent services to the Fund. The Fund bears the expenses related to the agreement with the Transfer Agent.

Co-Investment Activity

The Fund may be prohibited under the 1940 Act from participating in certain transactions with its affiliates without prior approval of the Independent Trustees, and in some cases, the prior approval of the SEC. The Fund, the Adviser and certain of their affiliates have been granted exemptive relief by the SEC for the Fund to co-invest with other funds managed by the Adviser or its affiliates in a manner consistent with the Fund’s investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. Pursuant to such exemptive relief, the Fund generally is permitted to co-invest with certain of its affiliates if a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Board makes certain conclusions in connection with a co-investment transaction, including that (1) the terms of the transaction, including the consideration to be paid, are reasonable and fair to the Fund and its shareholders and do not involve overreaching of the Fund or its shareholders by another participant in the co-investment transaction, (2) the transaction is consistent with the interests of the Fund’s shareholders and is consistent with its investment objective and strategies, (3) the investment by its affiliates would not disadvantage the Fund, and the Fund’s participation would not be on a basis different from or less advantageous than that on which its affiliates are investing and (4) the proposed investment by the Fund would not benefit the Adviser or its affiliates or any affiliated person of any of them (other than the parties to the transaction), except to the extent permitted by the exemptive relief and applicable law, including the limitations set forth in Section 57(k) of the 1940 Act. As a result of exemptive relief, there could be significant overlap in the Fund’s investment portfolio and the investment portfolio of other funds managed by the Adviser or its affiliates that could avail themselves of the exemptive relief and that have an investment objective similar to the Fund’s.

Promoters and Certain Control Persons

The Adviser may be deemed a promoter of the Fund. The Adviser, for its services to the Fund, will be entitled to receive base management and incentive fees. In addition, under the Advisory Agreement and to the extent permitted by applicable law and in the discretion of the Board, the Fund indemnifies the Adviser and certain of its affiliates.

ADDITIONAL INFORMATION

The principal address of the Fund’s investment adviser and administrator is AB Private Credit Investors LLC, 405 Colorado Street, Suite 1500, Austin, Texas 78701.

PROPOSALS

Overview of Proposals

This Proxy Statement contains three proposals requiring shareholder action:

•	Proposal No. 1 requests that shareholders re-elect J. Brent Humphries for a three-year term expiring at the 2028 meeting of shareholders and until his successor is duly elected and qualified;

•	Proposal No. 2 requests that shareholders re-elect Terry Sebastian for a three-year term expiring at the 2028 meeting of shareholders and until his successor is duly elected and qualified; and

•	Proposal No. 3 requests that shareholders ratify the appointment of PricewaterhouseCoopers LLP as the Fund’s independent registered public accounting firm for 2025.

Each proposal is discussed in more detail below.

Proposal No. 1 – Re-Election of J. Brent Humphries

The Board has nominated trustee J. Brent Humphries to be re-elected to serve as one of the Fund’s Class I trustees for a three-year term, until the 2028 annual meeting of shareholders and until his successor is duly elected and qualified. Mr. Humphries has consented to serving as a nominee, being named in this proxy statement, and continuing to serve on the Board if re-elected. Mr. Humphries is not being proposed for re-election pursuant to any agreement or understanding between him and the Fund.

Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed by shareholders on the proxy cards or, if no direction is given, “FOR” the re-election of the Board’s nominee, Mr. J. Brent Humphries. In the event that Mr. Humphries should become unable to serve because of an event not now anticipated or declines to serve as a trustee at the time of the Annual Meeting, the persons named as proxies will vote for such other nominee as may be proposed by the Board. The Board has no reason to believe that Mr. Humphries will be unable or unwilling to continue to serve.

Vote Required

In this uncontested election, Mr. Humphries will be re-elected by a plurality of all the votes cast at the Annual Meeting, provided that a quorum is present. Abstentions and broker non-votes will not count as votes cast and will therefore have no effect on the re-election of Mr. Humphries.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR”

THE RE-ELECTION OF TRUSTEE

J. BRENT HUMPHRIES

Proposal No. 2 – Re-Election of Terry Sebastian

The Board has nominated trustee Terry Sebastian to be re-elected to serve as one of the Fund’s Class I trustees for a three-year term, until the 2028 annual meeting of shareholders and until his successor is duly elected and qualified. Mr. Sebastian has consented to serving as a nominee, being named in this proxy statement, and continuing to serve on the Board if re-elected. Mr. Sebastian is not being proposed for re-election pursuant to any agreement or understanding between him and the Fund.

Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed by shareholders on the proxy cards or, if no direction is given, “FOR” the re-election of the Board’s nominee, Mr. Terry Sebastian. In the event that Mr. Sebastian should become unable to serve because of an event not now anticipated or declines to serve as a trustee at the time of the Annual Meeting, the persons named as proxies will vote for such other nominee as may be proposed by the Board. The Board has no reason to believe that Mr. Sebastian will be unable or unwilling to continue to serve.

Vote Required

In this uncontested election, Mr. Sebastian will be re-elected by a plurality of all the votes cast at the Annual Meeting, provided that a quorum is present. Abstentions and broker non-votes will not count as votes cast and will therefore have no effect on the re-election of Mr. Sebastian.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR”

THE RE-ELECTION OF TRUSTEE

TERRY SEBASTIAN

Proposal No. 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has re-appointed PricewaterhouseCoopers LLP, which we refer to as “PwC,” as the Fund’s independent registered public accounting firm and as auditors of the Fund’s consolidated financial statements for 2025. PwC has served as the Fund’s independent registered public accounting firm since 2024.

At the Annual Meeting, the shareholders are being asked to ratify the appointment of PwC as the Fund’s independent registered public accounting firm for 2025. The Fund is not required to have the shareholders ratify the selection of PwC as the Fund’s independent registered public accounting firm, however, the Fund is doing so because it believes it is a matter of best corporate practices. In the event of a negative vote on such ratification, the Audit Committee will reconsider the appointment. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year, if the Audit Committee determines that such a change would be in the best interests of the Fund and its shareholders. Representatives of PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions.

Fees to Auditors

The following table shows the audit fees and non-audit related fees accrued or paid to PwC for professional services performed for the Fund’s fiscal years ended December 31, 2024 and for the period from June 8, 2023 (Inception) through December 31, 2023:

	Fiscal Year Ended December 31, 2024	Period from June 8, 2023 (Inception) to December 31, 2023
Audit Fees	$300,000	$—
Audit Related Fees	$1,022,000	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$1,322,000	$—

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audits of the Fund’s financial statements, review of financial statements included in the Fund’s Quarterly Reports on Form 10-Q and services that are normally provided by PwC in connection with statutory and regulatory filings.

Audit Related Fees. Audit related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Fund’s financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

The aggregate audit related fees billed by PwC to the Adviser, and any entity controlling, controlled by, or under common control with AB, that provides ongoing services to the Fund, for engagement directly related to the Fund’s operations and financial reporting, for the year ended December 31, 2024 was $1,022,000, as reflected in the table above; no such fees were billed for the period from June 8, 2023 to December 31, 2023. This amount was subject to pre-approval by the Fund’s Audit Committee and represents fees that PwC billed to AB for services related to audit work in respect of SOC 1 matters for the Adviser and the Transfer Agent. These fees are not borne by the Fund.

Tax Fees. Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state, and local tax compliance and filings.

All Other Fees. All other fees would include fees for products and services other than the services reported above.

Aggregate Non-Audit Fees. The aggregate non-audit fees billed to Equitable Holdings, Inc., the Adviser and its affiliates by PwC for non-audit services for the years ended December 31, 2024 and 2023 were approximately $6.0 million and $11.6 million, respectively. This includes any non-audit services that did not require pre-approval by the Fund’s Audit Committee since they did not directly relate to the Fund’s operations or financial reporting. These include employee benefit plan audits, due diligence procedures, comfort letters, accounting advisory services, permitted tax services, and other permitted non-audit services.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services Performed by the Independent Registered Public Accounting Firm

The Fund maintains an auditor independence policy that, among other things, mandates that the Audit Committee review, negotiate and approve in advance the scope of work, any related engagement letter and the fees to be charged by the independent registered public accounting firm for audit services and permissible non-audit services for the Fund, and for permissible non-audit services for the Adviser and any affiliates thereof that provide services to the Fund, if such non-audit services are directly related to the operations or financial reporting of the Fund. All of the audit and non-audit services described above for which fees were incurred by the Fund for the fiscal year ended December 31, 2024 were pre-approved by the Audit Committee in accordance with its pre-approval policy.

Audit Committee Report

As part of its oversight of the Fund’s financial statements, the Audit Committee reviewed and discussed with both management and the Fund’s independent registered public accounting firm the Fund’s financial statements filed with the SEC for the fiscal year ended December 31, 2024. Management advised the Audit Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and reviewed significant accounting issues with the Audit Committee. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the standards of the Public Company Accounting Oversight Board (United States).

The Audit Committee has pre-approved, in accordance with its pre-approval policy, the permitted audit, audit-related, tax, and other services to be provided by PwC, the Fund’s independent registered public accounting firm, in order to assure that the provision of such service does not impair the firm’s independence.

Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval in accordance with its pre-approval policy, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee has delegated pre-approval authority to the Audit Committee Chair, Richard S. Pontin, who will report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by PwC to management.

The Audit Committee received and reviewed the written disclosures from PwC required by the applicable Public Company Accounting Oversight Board rule regarding the independent registered public accounting firm’s communications with audit committees concerning independence, and has discussed with PwC its independence. The Audit Committee has reviewed the audit fees paid by the Fund to PwC. It has also reviewed non-audit services and fees to assure compliance with the Fund’s and the Audit Committee’s policies restricting PwC from performing services that might impair its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the financial statements as of and for the year ended December 31, 2024 be included in the Fund’s annual report on Form 10-K for 2024, for filing with the SEC. The Audit Committee also recommended the appointment of PwC to serve as the independent registered public accounting firm of the Fund for the fiscal year ending December 31, 2025.

Audit Committee Members:   Richard S. Pontin, Chairman   John G. Jordan    Terry Sebastian

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Fund under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting, provided that a quorum is present, is necessary for approval of the Accountant Proposal. Abstentions will not count as votes cast and will therefore have no effect on the Accountant Proposal. Because brokers will have discretionary authority to vote for the ratification of the appointment of the Fund’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the Shares, there will not be any broker non-votes with respect to the Accountant Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF

PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

OF THE FUND FOR FISCAL YEAR 2025.

SHAREHOLDER PROPOSALS

The Fund expects that the 2026 annual meeting of shareholders will be held in September 2026, but the exact date, time and location of such meeting have yet to be determined. A shareholder who intends to present a proposal at that annual meeting, including nomination of a trustee, must submit the proposal in writing to the Secretary of the Fund, AB Private Lending Fund, c/o AB Private Credit Investors LLC, 501 Commerce Street, Nashville, TN 37203, Attention: Secretary. Notices of intention to present proposals, including nomination of a trustee, at the 2026 annual meeting must be received by the Fund not earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting nor later than 4:00 p.m., Central Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. However, if the date of the 2026 proxy statement is advanced or delayed by more than 30 days from the first anniversary of the date of the 2025 proxy statement, notice by the shareholder to be timely must be so delivered not earlier than the 150th day prior to the date of such proxy statement and not later than 4:00 p.m., Central Time, on the later of the 120th day prior to the date of such proxy statement or the tenth day following the day on which public announcement of the date of such proxy statement is first made. In order for a proposal to be considered for inclusion in the Fund’s proxy statement for the 2026 annual meeting, the Fund must receive the proposal no later than the 120th day prior to the first anniversary of the date of the Fund’s proxy statement for the preceding year’s annual meeting. The submission of a proposal does not guarantee its inclusion in the Fund’s proxy statement or presentation at the meeting unless certain securities law requirements are met. The Fund reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including those set forth in the Fund’s Bylaws and Declaration of Trust.

OTHER BUSINESS

The Board is not aware of any other matters that will be presented for action at the Annual Meeting other than those set forth herein. Should any other matters requiring a vote of shareholders arise, proxies will be voted in accordance with the judgment of the persons named in the form of proxy.

* * * * *

P.O. Box 8035, Cary, NC 27512-9916 This form reflects all of your accounts registered to the same Social Security or tax ID number at this address. By voting and signing the Consolidated Proxy Card, you are voting all of those accounts as indicated on the reverse side of this form INTERNET Go To: www.proxydocs.com/AV •Cast your vote online. •Have your Proxy Card ready. •Follow the simple instructions to record your vote. TOUCH—TONE PHONE Call 1—866—390—6230 •Use any touch-tone telephone. •Have your Proxy Card ready. •Follow the simple recorded instructions. LIVE REPRESENTATIVE Call 1—888—706—0515 •Have your Proxy Card ready. •Vote on a recorded line. MAIL •Mark, sign and date your Proxy Card. •Fold and return your Proxy Card in the postage— paid envelope provided with the address below showing through the window. PROXY TABULATOR PO BOX 8035 CARY, NC 27512-9916 AB PRIVATE LENDING FUND Annual Meeting of Shareholders SEPTEMBER 16, 2025, 12:45 PM ET This proxy is solicited by the Board of Trustees The undersigned shareholder of AB Private Lending Fund hereby appoints J. Brent Humphries, Wesley Raper and Leon Hirth, and each of them, the attorneys and the proxies of the undersigned, with full power of substitution, to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of AB Private Lending Fund that the Shareholder is en titled to vote at the Annual Meeting of Shareholders to be held virtually at 12:45 PM, ET on September 16, 2025, at the following website: www.proxydocs.com/AV, and any adjournment or postponement thereof (the “Meeting”), with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the Meeting. Th e undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to s uch Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If this proxy is properly executed but no s uch direction is made, this proxy will be voted in accordance with the Board of Trustees’ recommendations. PLEASE MARK, SIGN AND DATE, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED BELOW. Please print and sign exactly as your name(s) appear(s) on this card to authorize the voting of your shares. When signing as attorney or executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. For joint accounts, each joint owner must sign. Signature and Title, if applicable Additional Signature (if held jointly) Date Scan code for mobile voting PLEASE BE SURE TO SIGN AND DATE THIS CARD AND MARK ON THE REVERSE SIDE PX 25 ABPLF-V3

AB PRIVATE LENDING FUND YOUR VOTE IS IMPORTANT! Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement, Form of Proxy and our 2024 Annual Report are available at w w w . p r o x y d o c s . c o m / A V TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: The Board of Trustees recommends you vote FOR the following nominees and proposals: Express Vote Option: To vote ALL accounts as the Board recommends for the proposals, mark the box at the left. No other vote is necessary. 1. The election of J. Brent Humphries for a three-year term expiring at the 2028 meeting of shareholders and until his successor is duly elected and qualified. [Account Name 1] [Account Name 3] FORAGAINST ABSTAIN [Account Name 2] [Account Name 4] FORAGAINST ABSTAIN 2. The election of Terry Sebastian for a three-year term expiring at the 2028 meeting of shareholders and until his successor is duly elected and qualified. [Account Name 1] [Account Name 3] FORAGAINST ABSTAIN [Account Name 2] [Account Name 4] FORAGAINST ABSTAIN 3. To approve a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Fund’s independent registered public accounting firm for the fiscal year ending December 31, 2025. [Account Name 1] [Account Name 3] FORAGAINST ABSTAIN [Account Name 2] [Account Name 4] FORAGAINST ABSTAIN NOTE: Such other business as may properly come before the meeting or any adjournment thereof. PLEASE BE SURE TO SIGN AND DATE THIS CARD ON THE REVERSE SIDE PXY 25 ABPLF-V3